Exhibit 23.1 – Grant Thornton LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2006, accompanying the consolidated financial statements in the Annual Report of 1st Constitution Bancorp on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of 1st Constitution Bancorp on Form S-8 (file No. 333-98177, effective August 15, 2002).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 8, 2006